UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006

LitFunding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State of other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3700 Pecos McLeod Drive, Suite 100
Las Vegas, Nevada	89121
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (702) 317-1610

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Press Releases

On June 1, 2006, the Registrant issued a press release announcing the consummation of a marketing agreement between Interactive Brand Development (“IBD”) and the Registrant’s wholly owned subsidiary, Easy Money Express Inc. A copy of the press release is attached hereto as Exhibit 99.1.

On June 12, 2006, the Registrant issued a press release announcing the receipt of an order of final decree closing its bankruptcy proceedings on the grounds that the bankruptcy case has been fully administered. A copy of the press release is attached hereto as Exhibit 99.2.

On June 12, 2006, the Registrant issued another press release announcing the correction of the June 1, 2006 press release in reference to the agreement between Interactive Brand Development (IBD) and Easy Money Express, Inc.

Item 9.01 Exhibits.

99.1     Press Release dated June 1, 2006

99.2     Press Release dated June 12, 2006

99.3     Press Release dated June 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LitFunding Corp.,

a Nevada corporation

By:/s/ Morton Reed

Morton Reed, Chief Executive Officer

Date: June 21, 2006